UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant  ☒

Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

UBIQUITI NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Ubiquiti Networks, Inc.

2580 Orchard Parkway

San Jose, CA 95131

(408) 942-3085

SUPPLEMENT TO THE PROXY STATEMENT

FOR THE 2013 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 13, 2013

The purpose of this supplement, dated December 4, 2013 (this “Supplement”), to the definitive proxy statement (the “Proxy Statement”) of Ubiquiti Networks, Inc. (the “Company”), filed with the Securities and Exchange Commission on October 28, 2013, relating to the Company’s 2013 annual meeting of stockholders to be held on December 13, 2013, is to clarify the description of the attendance by directors at meetings of the board of directors of the Company appearing on page 8 of the Proxy Statement.

The first paragraph under the caption “Committees of the Board of Directors,” under “Corporate Governance” in the Proxy Statement reads as follows:

“In fiscal 2013, our Board held six meetings and also took action by written consent six times. All directors attended 66% or more of the aggregate number of meetings of our Board held during the period for which such directors served on our Board and of the committees on which such directors served. We do not have a policy regarding directors’ attendance at the Annual Meeting of Stockholders, but we encourage our directors to attend the Annual Meeting. In fiscal 2013, our stockholders held an annual meeting on December 14, 2012.”

In addition, all incumbent directors attended 75% or more of the aggregate number of meetings of our Board held during the period for which such directors served on our Board and of the committees on which such directors served.

Except as described above, this Supplement does not modify, amend, supplement or otherwise affect the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UBIQUITI NETWORKS, INC.

Date: December 4, 2013	By:	/s/ Craig L. Foster
	Name:	Craig L. Foster
	Title:	Chief Financial Officer